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                                                     [handwritten] Exhibit 10.47

Management of the Massy-[Barclay] Group of Agencies

2-12 Chemin des Femmes                                  Massy, November 27, 2000
91800 Massy
Tel.: 01 [?]9 19 [?]3 13
Fax: 01 [?]9 19 [?]3 09


                                                     ROWECOM FRANCE

                                                     Rue de la Prairie
                                                     Villebon sur Yvette
                                                     91762 PALAISEAU Cedex


                                            Attn: Mssrs. Delestaing and Prudhon



SEASONAL CREDIT


Dear Sirs:

We are following up on our various discussions relative to the FINANCING OF YOUR 2000-2001 SUBSCRIPTION SEASON.

The purpose of this letter is to specify for you the terms and conditions of our involvement in this matter.

FIRST, WE WOULD LIKE TO SPECIFY THAT THE AMOUNTS DEFINED BELOW WERE DONE SO IN CONSIDERATION OF, ON THE ONE HAND, THE ESTIMATED CASH-FLOW FORECASTS THAT YOU SENT TO US LAST OCTOBER 25, A COPY OF WHICH IS ATTACHED, AND, ON THE OTHER HAND, OF THE INVOLVEMENT OF BARCLAY'S BANK AND OF CREDIT LYONNAIS, EACH FOR APPROXIMATELY ONE-THIRD OF THE PROJECTED NEEDS.

                                [handwritten] BNP

I - SEASONAL CREDIT:

Amount:           FRF 82,000,000 (Eighty two million francs) through April 15,
                  2001
                  then
                  FRF 60,000,000 (Sixty million francs) from April 16 through June 15, 2001 then
                  FRF 15,000,000 (Fifteen million francs) from June 16 through July 31, 2001, the date on which this credit must be fully reimbursed.

Utilization:      exclusively by discounting financial notes for a period
                  between 1 and 3 months, inclusive, and for a minimum amount of FRF 5,000,000 (five million francs)

Interest:         Euribor period increased by 0.55% - deducted

Overall effective rate:    5.75% (based on the most recent daily 1-month Euribor
                           rate known)


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DESTINATION OF THE LOANED FUNDS:

This seasonal credit is exclusively intended to finance your operating cycle, to the exclusion of all investment expenses and all inter-company funds and loans.

Exception will be made, in the latter case, for "Intercompagny Publi[?] Advance" [SIC] for the companies ROWECOM UK and ROWECOM ESPANA, for an estimated amount of FRF 43,000,000 (Forty-three million francs) carried out between November 2000 and January 2001 and to be reimbursed no later than May 2001, as contained in the aforementioned estimated cash-flow forecasts.

NB: THIS CREDIT IS IN ADDITION TO THE CASH FACILITY WITH UNLIMITED DURATION OF FRF 5,000,000 (FIVE MILLION FRANCS) THAT YOU RECEIVE IN OUR BOOKS.

In anticipation of the 2001/2002 season, we would like to be able to present to you our specialized "[illegible] clients" financing services, including Factoring and Securitization.


II - COMMITMENTS BY SIGNATURE:

- Credit guarantee for pick-up from Paris customs: EUR 120,000 (One hundred twenty thousand euros) for the current period through September 30, 2001

- Local overdraft guarantees:
                           with ABN AMRO BANK: NLG 400,000 (Four hundred thousand Dutch guilders) - value date October 31, 2001 with DEUTSCHE BANK: DEM 500,000 (Five hundred thousand German marks) - value date October 31, 2001

- Payment guarantee for the CITE DES SCIENCES ET DE L'INDUSTRIE: FRF 330,000 (Three hundred thirty thousand francs) - maturity August 8, 2001.


III - JOINT GUARANTEE:

As a joint guarantee for these different types of credit, you will transfer to us accounts receivable pursuant to Law No. 81-1 dated January 2, 1981, the so-called DAILLY Law, and this in accordance with the provisions of the framework agreement for transferring accounts receivable that you signed on December 1[4], 19[99].

The outstanding amount of non-matured transferred receivables must at all times be equal to at least 110% of the amount of the utilizations, in the absence of which the amount of the authorized credit will be immediately adjusted downward in order to comply with the aforementioned agreed-upon sales percentage.


IV - DEFAULT

Without prejudice to the application of the provisions contained in Article 60 of the Law dated January 24, 1984, this seasonal credit will be IPSO JURE immediately payable with no other formalities if no new utilization thereof can be made in this case.


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We hope that you receive this document in good order, and are available for any additional information.

Sincerely,


[signature]                                          [signature]
Thierry Girard                                       Arnaud Lecat